The Construction Bank of China



                            LOAN GUARANTEE AGREEMENT

No. of Contract:                    96(W)004

Loan Guarantor:                     (Party A) Xianyang Pianzhuan Group Corp.
Address:                            70 West Weiyang Road, Xianyang
Legal Representative:               Mr. Du, Qingsong
Bank Account:                       Construction Bank of China, Xianyang Branch

Creditor:                           Construction Bank of China, Xianyang Branch
Address:
Legal Representative:

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To guarantee the performance of the obligation under Loan Agreement No. 96(w)004
Party A hereby gives Party B its warranty on the basis of applicable law and regulations.

Both parties agree as follows:

1. Party A grants its guarantee for the amount of US$1,100,000. Term of the loan: from Sept. 16, 1996 till March, 15, 1997

2. If the Debtor fails to perform any of the obligation in the loan agreement, Party A has to fulfill the obligation within __ days after receiving the notice from Party B.

3. In addition to the principle, Party A is also responsible for the interest, default fee, compensatory fee and any other costs if occur.

4. This agreement will come into force on the same date of the loan agreement, and will terminate two years after the end of the Loan Agreement. If the Debtor needs further extension for the loan, this agreement will terminate on the final mature date of that agreement.

6. Without the written approval of Party A, the Debtor and the Bank cannot make any modification to the Loan Agreement.

7. Party A will give written notice to Party B, if Party A changes its status during the period of the agreement. The reorganized party (or some other relevant parties) will continue to fulfill this guarantee obligation. If Party B thinks the new organization is not qualified for the warranty obligation, this organization has to find a new one for Party B.

8. Party B will have the right to ask for financial statements and audit the internal accounting system of Party A.

9. During the period of the agreement, Party A cannot grant warranty to a third party if it exceeds its ability.

10. Party B has the right to ask Party A to fulfill the warranty obligation in advance.

(1) If Party A does anything against articles 7, 8, 9 of this agreement or seriously commits default of the agreement.

(2) During the period of the Loan Agreement, if the Debtor is forced to go bankruptcy, be dismissed, or change the status and therefore get Party B involved into serious lawsuit (or arbitration), or anything happen that enable the Debtor to pay off the loan or Party B finds out that it is no longer a bonafide Debtor any more.

11. If Party A refuses to fulfill the warranty obligation or the relevant obligation, Party B will charge a default fee of _____% of the loan. If it cannot cover the actual loss sustained by Party B, Party A will have to pay the rest of it. Meanwhile, Party B may, at any time, with or without the notice to Party A, to appropriate money in from Party A's Account under such situation.

12. Other agreed provisions.

13. Any dispute between the two parties which failed to be settled through negotiation should be settled in a court in the area where Party B is located.

14. The contract is taking effective by signature and sealing.

15. The contract is in duplicate, one for each party.


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Xianyang Pianzhuan Group Corp.             China Construction Bank
                                           Xianyang Branch
(seal)                                     (seal)

Legal Representative                       Legal Representative
Sepr. 16, 1996                             Sept. 16, 1996